As filed with the Securities and Exchange Commission on July 29, 1997

                                                      Registration No. 333-_____
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                      FAIR, ISAAC AND COMPANY, INCORPORATED
             (Exact name of registrant as specified in its charter)

         Delaware                                          94-1499887
  (State or other juris-                                (I.R.S. Employer
 diction of incorporation)                              Identification No.)

  120 North Redwood Drive                                     94903
      San Rafael, CA                                        (Zip Code)
   (Address of principal
    executive offices)

  Fair, Isaac and Company, Incorporated Stock Option Plan for Former Employees
                        of Risk Management Technologies
                            (Full title of the plan)

         Peter L. McCorkell, Esq.
     Senior Vice President, Secretary,                     Copies to:
           and General Counsel                        Blair W. White, Esq.
   Fair, Isaac and Company, Incorporated             David R. Lamarre, Esq.
          120 North Redwood Drive                 Pillsbury Madison & Sutro LLP
           San Rafael, CA 94903                           P.O. Box 7880
              (415) 472-2211                     San Francisco, California 94120
       (Name, address and telephone                      (415) 983-1000
       number of agent for service)


                         CALCULATION OF REGISTRATION FEE

----------------------------------------------------------------------------------------------------
                                               Proposed maximum    Proposed maximum      Amount of
Title of securities             Amount to be    offering price        aggregate        registration
to be registered                 registered      per share         offering price(1)      fee(1)
-------------------             ------------   ----------------    -----------------   ------------

Common Stock,                      544,218       $.92 to $6.15       $1,275,277.99         $387
  par value $0.01 per share

====================================================================================================

(1) Pursuant to Rule 457(h), the registration fee has been calculated upon the actual offering price of the shares.

                         ------------------------------

       The Registration Statement shall become effective upon filing in accordance with Rule 462 under the Securities Act of 1933.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

ITEM 1.  INFORMATION.*


ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*

* Information required by Part I to be contained in the Section 10(a) prospectus will be sent or given to employees as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended.


                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents previously filed by Fair, Isaac and Company, Incorporated, a Delaware corporation (the "Registrant"), with the Securities and Exchange Commission (the "Commission") are hereby incorporated by reference in this Registration Statement:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended September 30, 1996.

         (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended December 31, 1996 and March 31, 1997.

         (c) The Registrant's Current Reports filed on Form 8-K dated April 23, 1997 and June 30, 1997.

         (d) The description of the Common Stock, par value $0.01 per share ("Common Stock"), of Registrant contained in the Registrant's Registration Statement on Form 8-A filed with the Commission on April 9, 1996, including any subsequent amendment or report filed for the purpose of updating such information.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 shall be deemed incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents until a post-effective amendment of this Registration Statement is filed which indicates that all securities being offered hereby have been sold or which deregisters all securities then remaining unsold.


ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         The legality of the securities offered hereby will be passed on for the Registrant by Peter L. McCorkell, Esq. Mr. McCorkell is Senior Vice President, Secretary and General Counsel of the

Registrant and at May 31, 1997 owned 12,275 shares of the Common Stock, of which 6,000 shares may be acquired within 60 days pursuant to exercise of options.


ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Article 6 of the Registrant's restated Certificate of Incorporation provides as follows:

         "(a) A director of the corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

         (b) Each director or officer of the corporation who was or is made a party or is threatened to be made a party to or is in any way involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including without limitation any action, suit or proceeding brought by or in the right of the corporation to procure a judgment in its favor) (hereinafter a "proceeding"), including any appeal therefrom, by reason of the fact that he or she, or a person of whom he or she is a legal representative, is or was a director or officer of the corporation or of a subsidiary of the corporation, or is or was serving at the request of the corporation as a director or officer of another entity or enterprise, or was a director or officer for a foreign or domestic corporation which was a predecessor corporation of the corporation or of another entity or enterprise at the request of the predecessor corporation, or by reason of anything done or not done in such capacity, shall be indemnified and held harmless by the corporation, and the corporation shall advance all expenses incurred by any such person in connection with any such proceeding prior to its final determination, to the fullest extent authorized by the Delaware General Corporation Law. In any proceeding against the corporation to enforce these rights, such person shall be presumed to be entitled to indemnification and the corporation shall have the burden of proof to overcome that presumption. The rights to indemnification and advancement of expenses conferred by this Article shall be presumed to have been relied upon by directors and officers of the corporation in serving or continuing to serve the corporation and shall be enforceable as contract rights. Said rights shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled. The corporation may, upon written demand presented by a director or officer of the corporation or of a subsidiary of the corporation, or by a person serving at the request of the corporation as a director or officer of another entity or enterprise, enter into contracts to provide such persons with specific rights to indemnification, which contracts may confer rights and protections to the maximum extent permitted by the Delaware General Corporation Law. The corporation may create trust funds, grant security interests, obtain letters of credit, or use other means to ensure payment of such amounts as may be necessary to perform the obligations provided for in this Article 6 or in any such contract."

         Section 145 of the General Corporation Law of the State of Delaware, in which the Registrant is incorporated, permits, subject to certain conditions, the indemnification of directors or officers of a Delaware corporation for expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with the defense of any action, suit or proceeding in relation to certain matters against them as such directors or officers.


ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

 Exhibit No.
 Description        Description
 -----------        -----------

      5.1 Opinion of Peter L. McCorkell, Esq., Senior Vice President, Secretary, and General Counsel of the Registrant regarding the legality of the securities being offered

      23.1          Consent of Peter L. McCorkell, Esq. (included in Exhibit
                    5.1)

      23.2          Consent of KPMG Peat Marwick LLP


ITEM 9.  UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this Registration Statement:

              (A) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (B) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

              (C) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(A) and (a)(1)(B) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended (the "Securities Act"), the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Rafael, State of California, on the 28th day of July, 1997.

                                     FAIR, ISAAC AND COMPANY, INCORPORATED



                                     BY           /s/ PETER L. McCORKELL
                                       ----------------------------------------
                                                      Peter L. McCorkell
                                            Senior Vice President, Secretary,
                                                     and General Counsel


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the registrant and in the capacities indicated on the 28th day of July, 1997.


          Name                              Title                     Date
          ----                              -----                     -----

/s/ LARRY E. ROSENBERGER     President, Chief Executive Officer
--------------------------   (Principal Executive Officer) and     July 28, 1997
  Larry E. Rosenberger       Director


    /s/ PATRICIA COLE        Senior Vice President and Chief
--------------------------   Financial Officer (Principal          July 28, 1997
      Patricia Cole          Financial Officer)


  /s/ A. GEORGE BATTLE
--------------------------
    A. George Battle         Director                              July 28, 1997


  /s/ BRYANT J. BROOKS
--------------------------
    Bryant J. Brooks         Director                              July 28, 1997


  /s/ H. ROBERT HELLER
--------------------------
    H. Robert Heller         Director                              July 28, 1997


   /s/ GUY R. HENSHAW
--------------------------
     Guy R. Henshaw          Director                              July 28, 1997


 /s/ DAVID S. P. HOPKINS
--------------------------
   David S. P. Hopkins       Director                              July 28, 1997


  /s/ ROBERT M. OLIVER
--------------------------
    Robert M. Oliver         Director                              July 28, 1997


 /s/ ROBERT D. SANDERSON
--------------------------
   Robert D. Sanderson       Director                              July 28, 1997

  /s/ JOHN D. WOLDRICH
--------------------------
    John D. Woldrich         Director                              July 28, 1997

                                INDEX TO EXHIBITS


Exhibit Number                                                  Sequentially
--------------                                                 Numbered Page
                                                               -------------

     5.1            Opinion of Peter L. McCorkell, Esq.,
                    Senior Vice President, Secretary, and
                    General Counsel of the Registrant
                    regarding the legality of the securities being offered

     23.1           Consent of Peter L. McCorkell, Esq.
                    (included in Exhibit 5.1)

     23.2           Consent of KPMG Peat Marwick LLP